SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CENTENE CORPORATION

(Name of Registrant as Specified In Its Charter)

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7711 Carondelet Avenue, Suite 800

St. Louis, Missouri 63105

March 29, 2004

Dear Fellow Stockholders:

Our 2004 Annual Meeting of Stockholders will be held at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri, at 10:00 A.M., central daylight savings time, on Tuesday, May 4, 2004. Annual meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and I hope that you will be able to join us.

On the pages following this letter you will find the Notice of 2004 Annual Meeting of Stockholders which lists the matters to be considered at the meeting, and the proxy statement which describes the matters listed in the Notice. We have also enclosed our 2003 Annual Report to Stockholders.

If you are a stockholder of record, we have enclosed your proxy card which allows you to vote on the matters considered at the meeting. To vote, simply mark, sign and date your proxy card, and then promptly mail the completed proxy card in the enclosed postage-paid envelope. You may attend the meeting and vote in person even if you have sent in a proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Sincerely,

MICHAEL F. NEIDORFF

President and Chief Executive Officer

THE ABILITY TO HAVE YOUR VOTE COUNTED AT THE MEETING IS AN IMPORTANT STOCKHOLDER RIGHT, AND I HOPE YOU WILL CAST YOUR VOTE IN PERSON OR BY PROXY REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

CENTENE CORPORATION

7711 CARONDELET AVENUE, SUITE 800

ST. LOUIS, MISSOURI 63105

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 A.M., central daylight savings time, on Tuesday, May 4, 2004

Place	The Ritz-Carlton 100 Carondelet Avenue St. Louis, Missouri

Items of Business	At the meeting, we will ask you and our other stockholders to:

(1) elect two Class III directors to three-year terms;

(2) approve a charter amendment to increase the number of authorized shares of our capital stock; and

(3) transact any other business properly presented at the meeting.

Record Date	You may vote if you were a stockholder of record at the close of business on March 10, 2004.

Proxy Voting	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise at the meeting.

By order of the Board of Directors,

Karey L. Witty

Secretary

St. Louis, Missouri

March 29, 2004

PROXY STATEMENT

FOR THE

CENTENE CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING

This Proxy Statement

We have sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at our 2004 Annual Meeting of Stockholders or any adjournment or postponement of the meeting. The meeting will be held at 10:00 A.M., central daylight savings time, on Tuesday, May 4, 2004, at The Ritz-Carlton, 100 Carondelet Avenue, St. Louis, Missouri.

•	THIS PROXY STATEMENT summarizes information about the proposals to be considered at the meeting and other information you may find useful in determining how to vote.

•	THE PROXY CARD is the means by which you actually authorize another person to vote your shares in accordance with the instructions.

Our directors, officers and employees may solicit proxies in person or by telephone, mail, electronic mail, facsimile or telegram. We will pay the expenses of soliciting proxies, although we will not pay additional compensation to these individuals for soliciting proxies. We will request banks, brokers and other nominees holding shares for a beneficial owner to forward copies of the proxy materials to those beneficial owners and to request instructions for voting those shares. We will reimburse these banks, brokers and other nominees for their related reasonable expenses. We have not retained the services of any proxy solicitation firm to assist us in soliciting proxies.

We are mailing this proxy statement and the enclosed proxy card to stockholders for the first time on or about March 29, 2004. In this mailing, we are including copies of our 2003 Annual Report to Stockholders.

Who May Vote

Holders of record of our common stock at the close of business on March 10, 2004 are entitled to one vote per share on each matter properly brought before the meeting. The proxy card states the number of shares you are entitled to vote.

A list of stockholders entitled to vote will be available at the meeting. In addition, you may contact our Secretary, Karey L. Witty, at our address as set forth in the Notice appearing before this proxy statement, to make arrangements to review a copy of the stockholder list at our offices located at 7711 Carondelet Avenue, Suite 800, St. Louis, Missouri, before the meeting, between the hours of 8:00 A.M. and 5:00 P.M., central daylight savings time, on any business day from April 19, 2004 up to the time of the meeting.

How To Vote

You may vote your shares at the meeting in person or by proxy:

•	TO VOTE IN PERSON, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

•	TO VOTE BY PROXY, you must mark, sign and date the enclosed proxy card and then mail the proxy card in the enclosed postage-paid envelope. Your proxy will be valid only if you complete and return the proxy card before the meeting. By completing and returning the proxy card, you will direct the designated persons to vote your shares at the meeting in the manner you specify in the proxy card. If you complete the proxy card with the exception of the voting instructions, then the designated persons will vote your shares for the election of the nominated directors and the approval of the charter amendment. If any other business properly comes before the meeting, the designated persons will have the discretion to vote your shares as they deem appropriate.

Even if you complete and return a proxy card, you may revoke it at any time before it is exercised by taking one of the following actions:

•	send written notice to Karey L. Witty, our Secretary, at our address as set forth in the Notice appearing before this proxy statement;

•	send us another signed proxy with a later date; or

•	attend the meeting, notify our Secretary that you are present, and then vote by ballot.

If your shares are held in the name of a bank, broker or other nominee holder, you will receive instructions from the holder of record explaining how your shares may be voted. Please note that, in such an event, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Quorum Required to Transact Business

At the close of business on March 10, 2004, 20,249,580 shares of our common stock were outstanding. Our by-laws require that a majority of the shares of our common stock outstanding on that date be represented, in person or by proxy, at the meeting in order to constitute the quorum we need to transact business. We will count abstentions and broker non-votes in determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

DISCUSSION OF PROPOSALS

Proposal One: Election of Class III Directors

The first proposal on the agenda for the meeting is the election of two nominees to serve as Class III directors for three-year terms beginning at the meeting and ending at our 2007 Annual Meeting of Stockholders.

Under our by-laws, our board of directors has the authority to fix the number of directors, provided that the board must have between five and eleven members. The board of directors currently consists of seven members. Our by-laws provide that the board is to be divided into three classes serving for staggered three-year terms.

The board has nominated Richard P. Wiederhold, a current Class III director, for re-election, and Steve Bartlett for initial election to the board. The Board believes the election of these two nominees is in our best interest and the best interest of our stockholders and recommends a vote “FOR” the election of the two nominees. Brief biographies of the nominees follow. You will find information about their stock holdings on page 21.

Steve Bartlett

Mr. Bartlett is President and CEO of The Financial Services Roundtable in Washington, D.C. Mr. Bartlett served as the Mayor of Dallas, Texas from 1991 to 1995 and as a Member of the U.S. House of Representatives from 1983 to 1991. Mr. Bartlett is 56 years old.

Richard P. Wiederhold

Mr. Wiederhold has been a director since 1993. He has served, since 1992, as President of Managed Health Services, Inc., d/b/a the Elizabeth A. Brinn Foundation, a charitable foundation. From 1973 to 1985, he held several positions, including Corporate Treasurer, with the Allen-Bradley Company (now Rockwell Automation), a manufacturer of industrial motor controls and electronic and magnetic components. Mr. Wiederhold is 61 years old.

We expect that Messrs. Bartlett and Wiederhold will be able to serve if elected. If either of them is not able to serve, proxies may be voted for a substitute nominee or nominees.

The nominees receiving the greatest number of votes cast will be elected as directors. We will not count abstentions when we tabulate votes cast for the director election. Brokers have discretionary voting power with respect to director elections.

Proposal Two: Approval of Charter Amendment to Increase Number of Authorized Shares

Overview

The second proposal on the agenda for the meeting is the approval of the charter amendment to increase the number of our authorized shares of capital stock.

At the meeting, we will ask our stockholders to approve an amendment to our charter to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000. In addition, to effect this change, the total number of shares of capital stock authorized in our charter would increase from 50,000,000 to 110,000,000.

On March 12, 2004, our board of directors voted unanimously to recommend to the stockholders that our charter be amended to increase the number of shares of common stock authorized for issuance by 60,000,000. Under Delaware corporate law, we are required to obtain approval from our stockholders to amend our charter to increase the number of shares of common stock authorized for issuance.

If approved by our stockholders, the increase in authorized shares would become effective as soon as reasonably practicable after the meeting by our filing a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State.

Reasons for Proposal

Our charter currently authorizes us to issue up to 50,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 10, 2004, we had a total of 20,249,580 shares of common stock outstanding, and approximately 4,515,388 additional shares of common stock reserved for issuance pursuant to our stock option plans and stock purchase plan. As a result, as of March 10, 2004, we had 15,235,032 shares of common stock available for future issuance in excess of the outstanding common stock, our future obligations to issue common stock, and other shares of common stock that we had reserved under existing stock plans.

The board of directors believes that it is important to have available for issuance a number of authorized shares of common stock that will be adequate to provide for future stock issuances to meet our obligations described above and for our future corporate needs. The additional authorized shares would be available for issuance from time to time in the discretion of the board, without further stockholder action except as may be required for a particular transaction by law or the rules and regulations of the New York Stock Exchange. The shares would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or convertible debt, stock dividends, stock splits, or issuances under current and future stock plans. The board believes that these additional shares will provide us with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of our existing obligations on the date of mailing of this proxy statement, we do not currently have any plans, understandings or agreements for the issuance or use of the additional shares of common stock to be approved under this proposal.

Principal Effects on Outstanding Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and to receive ratably dividends, if any, as may be declared from time to time by the board of directors from funds legally available therefore, subject to the payment of any outstanding preferential dividends declared with respect to any preferred stock that from time to time may be outstanding. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all of our obligations, subject to the rights to receive preferential distributions of the holders of any preferred stock then outstanding.

The proposed amendment to our charter to increase the number of shares of authorized common stock would not affect the rights of existing holders of common stock except to the extent that future issuances of common stock will reduce each existing stockholder’s proportionate ownership. Holders of common stock do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current holders of common stock do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

The issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Centene. We are not aware of any attempts on the part of a third party to effect a change of control of Centene, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

Board Recommendation and Required Stockholder Vote

The board of directors believes the charter amendment is in our best interest and the best interest of our stockholders and recommends that the stockholders vote “FOR” the proposal to increase the number of shares of common stock authorized for issuance under our charter.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the charter amendment. Broker non-votes will not be counted as votes in favor of such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the amendment.

Other Matters

Our board of directors is not aware of any matters that are expected to come before the meeting other than those referred to in this proxy statement. If any other matter should properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment.

The chairperson of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made, in compliance with the above procedures.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including nomination of a director, at our 2005 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to Karey L. Witty, our Secretary, at 7711 Carondelet Avenue, St. Louis, Missouri 63105, before January 1, 2005. SEC rules set standards for the types of stockholder proposals and the information that must be provided by the stockholder making the request.

A stockholder may also submit a proposal to be considered at our 2005 Annual Meeting of Stockholders pursuant to our by-laws, which provide that the proposal must be received by our Secretary not fewer than sixty days nor more than ninety days before that meeting. This notice must include the information required by the provisions of our by-laws, a copy of which may be obtained by writing to our Secretary at the address specified above. We have not yet set a date for our 2005 Annual Meeting of Stockholders. If the 2005 Annual Meeting of Stockholders were to be held on May 4, 2005, the anniversary of the 2004 Annual Meeting, the deadline for delivery of a stockholder proposal pursuant to our by-laws would be March 7, 2005. If a proposal is submitted pursuant to our by-laws by March 7, 2005 but after January 1, 2005, the stockholder may not require that the proposal be included in the proxy statement for the 2005 Annual Meeting of Stockholders. If the date of our 2005 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 4, 2005, we shall inform our stockholders, in our earliest possible quarterly report on Form 10-Q, of such change and the new dates for submitting shareholder proposals.

INFORMATION ABOUT

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Background Information about Directors Continuing in Office

Our Class I and Class II directors will continue in office following the meeting. The terms of our Class I directors will expire upon our 2005 Annual Meeting of Stockholders, and the terms of our Class II directors will expire upon our 2006 Annual Meeting of Stockholders. Brief biographies of these directors follow. You will find information about their holdings of common stock on page 21.

Class I Directors

Samuel E. Bradt

Mr. Bradt has served as a director since 1993. He served as our Secretary from 1993 to July 2000. Mr. Bradt is President of Merganser Corporation, a business advisory and venture capital firm he founded in 1980. Mr. Bradt is 65 years old.

Michael F. Neidorff

Mr. Neidorff has served as a director and our President and Chief Executive Officer since June 1996. From June 1996 to November 2001, he also served as our Treasurer. From 1995 to 1996, Mr. Neidorff served as a Regional Vice President of Coventry Corporation, a publicly traded managed care organization, and as the President and Chief Executive Officer of one of its subsidiaries, Group Health Plan, Inc. From 1985 to 1995, Mr. Neidorff served as the President and Chief Executive Officer of Physicians Health Plan of Greater St. Louis, a subsidiary of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated. Mr. Neidorff is 61 years old.

John R. Roberts

Mr. Roberts has been a director since March 2004. Mr. Roberts is the Executive Director of Civic Progress, Inc., a St. Louis civic organization. Mr. Roberts is retired Managing Partner, Mid-South region, Arthur Andersen LLP. He also serves as a director of Union Planters Corporation and Energizer Holdings, Inc. Mr. Roberts is 62 years old.

Class II Directors

David L. Steward

Mr. Steward has been a director since May 2003. Mr. Steward is the founder of World Wide Technology, Inc. and has served as its Chairman since its founding in 1990. In addition, Mr. Steward has served as Chairman of Telcobuy.com, an affiliate of World Wide

Technology, Inc., since 1997. World Wide Technology, Inc. and Telcobuy.com provide electronic procurement and logistics services to companies in the information technology and telecommunications industries. Mr. Steward is 51 years old.

Robert K. Ditmore

Mr. Ditmore has been a director since 1996. Mr. Ditmore was the President and Chief Operating Officer of United Healthcare Corp., a publicly traded managed care organization now known as UnitedHealth Group Incorporated, from 1985 to 1991, and a director of UnitedHealth Group Incorporated from 1985 to 1995. Mr. Ditmore is 70 years old.

No director (including any director standing for election), or any associate of a director, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No director (including any director standing for election), is related by blood, marriage or adoption to any other director or any executive officer.

Background Information about Executive Officers

Our executive officers are elected by our board of directors and hold office until the first meeting of the board following an annual meeting of stockholders. Brief biographies of our executive officers follow. You will find information about their holdings of common stock on page 21.

Michael F. Neidorff	Mr. Neidorff is our President and Chief Executive Officer. You will find background information about Mr. Neidorff on page 5.

Joseph P. Drozda, Jr., M.D.

Dr. Drozda has served as our Executive Vice President, Operations since September 2003. Dr. Drozda served as our Senior Vice President, Medical Affairs from November 2000 through August 2003 and as our part-time Medical Director from January 2000 through October 2000. From June 1999 to October 2000, Dr. Drozda was self-employed as a consultant to managed care organizations, physician groups, hospital networks and employer groups on a variety of managed care delivery and financing issues. From 1996 to April 1999, Dr. Drozda served as the Vice President of Medical Management of SSM Health Care, a health services network. Dr. Drozda is 58 years old.

Carol E. Goldman

Ms. Goldman has served as Senior Vice President, Chief Administration Officer since July 2002. From September 2001 to June 2002, Ms. Goldman served as our Plan Director of Human Resources. From July 1998 to August 2001, Ms. Goldman was Human Resources Manager at Mallinckrodt Inc., a medical device and pharmaceutical company. From June 1996 to June 1998, Ms. Goldman served as Compensation Analyst for Mallinckrodt. Ms. Goldman is 46 years old.

Cary D. Hobbs

Ms. Hobbs has served as our Senior Vice President of Strategy and Business Implementation since January 2004. Ms. Hobbs served as our Vice President of Strategy and Business Implementation from September 2002 to December 2003 and as our Director of Business Implementation from 1997 to August 2002. From 1995 to 1996,

Ms. Hobbs was responsible for the development and implementation of the corporate Community Relations department of Group Health Plan, a St. Louis-based subsidiary of Coventry Corporation. Ms. Hobbs is 36 years old.

Daniel R. Paquin

Mr. Paquin has served as our Senior Vice President, New Plan Implementation and Development since September 2003. From January 2003 through August 2003, Mr. Paquin served as our Senior Vice President, Health Plan Business Group. In 2002, Mr. Paquin served as Regional President, Midwest/Medicaid for UnitedHealth Group Incorporated. From 1999 to 2002, Mr. Paquin served as Senior Vice President, Operations at AmeriChoice Health Services, a managed care organization. From 1997 to 1999, Mr. Paquin was the Regional Vice President, Northeast Region of Comprehensive Care Corporation, a managed care organization. Mr. Paquin is 40 years old.

William N. Scheffel, C.P.A.

Mr. Scheffel has served as our Senior Vice President and Controller since December 2003. From July 2002 to October 2003, Mr. Scheffel was a partner with Ernst & Young LLP. From 1975 to July 2002, Mr. Scheffel was with Arthur Andersen LLP, where he was admitted as a partner in 1987. Mr. Scheffel is 50 years old.

Brian G. Spanel

Mr. Spanel has served as our Senior Vice President and Chief Information Officer since December 1996. From 1988 to 1996, Mr. Spanel served as President of GBS Consultants, a healthcare consulting and help desk software developer. From 1987 to 1988, Mr. Spanel was Director of Information Services for CompuCare, a managed care organization. From 1984 to 1987, Mr. Spanel was Director of Information Services for Peak Health Care, a managed care organization. Mr. Spanel is 48 years old.

John D. Tadich

Mr. Tadich has served as our Senior Vice President, Specialty Companies since November 2002. From September 1997 to October 2002, Mr. Tadich was a private investor and consultant in the healthcare industry. From January 1992 to September 1997, Mr. Tadich served as President of United Behavioral Health, a specialty company within UnitedHealth Group Incorporated. Mr. Tadich is 52 years old.

Karey L. Witty, C.P.A.

Mr. Witty has served as our Senior Vice President and Chief Financial Officer since August 2000, our Secretary since February 2000 and our Treasurer since November 2001. From March 1999 to August 2000, Mr. Witty served as our Vice President of Health Plan Accounting. From 1996 to March 1999, Mr. Witty was Controller of Heritage Health Systems, Inc., a healthcare company in Nashville, Tennessee. From 1994 to 1996, Mr. Witty served as Director of Accounting for HealthWise of America, Inc., a publicly traded managed care organization. Mr. Witty is 39 years old.

No executive officer, or any associate of an executive officer, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries. No executive officer is related by blood, marriage or adoption to any director or any other executive officer.

INFORMATION ABOUT CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Our Corporate Ethics and Compliance Programs were first established in 1998 and provide methods by which we further enhance operations, safeguard against fraud and abuse and help assure that our values are reflected in everything we do. We have also reviewed the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the SEC, and the listing standards of the New York Stock Exchange.

Board and Committee Meetings

Our board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of the company and, in so doing, serve the best interests of the company and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Management keeps the directors informed of our activities through regular written reports and presentations at board and committee meetings.

Our board held 5 regular meetings and 18 special meetings through telephone conference call or by written consent in 2003. All of our directors attended 75% or more of the meetings of the board and of any committees thereof on which they served. Our corporate governance guidelines provide that directors are expected to attend the 2004 Annual Meeting of Shareholders. All directors attended the 2003 Annual Meeting of Shareholders.

Our board of directors has appointed Robert K. Ditmore “presiding director” to preside at all executive sessions of “non-management” directors, as defined under the rules of the New York Stock Exchange. Executive sessions of non-management directors will be held at least twice a year.

Our board of directors has established three standing committees – Audit, Compensation, and Nominating and Governance – each of which operates under a charter that has been approved by our board. Current copies of each committee’s charter are posted on our website, www.centene.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement and copies of all charters are available to all stockholders upon request.

Under New York Stock Exchange rules a director will only qualify as “independent” if the board of directors affirmatively determines that he or she has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The board has established guidelines to assist it in determining whether a director has such a material relationship. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines discussed above, the determination of whether a material relationship exists is made by the other directors who are independent. The board broadly considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Our board of directors has affirmatively determined that all directors except Michael F. Neidorff, our President and Chief Executive Officer, and, therefore, a majority of our directors, as well as all of the members of each of the board’s three standing committees, are independent as defined under the new rules of the New York Stock Exchange that become applicable to us on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the New York Stock Exchange.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent auditors;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from the independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent auditors and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent auditors and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 12 of this proxy statement).

The board has determined that John R. Roberts is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

The current members of the Audit Committee are Samuel E. Bradt, Claire W. Johnson, John R. Roberts and Richard P. Wiederhold. The Audit Committee held 9 meetings in 2003.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to our chief executive officer’s compensation;

•	determining our chief executive officer’s compensation;

•	reviewing and approving, or making recommendations to the board with respect to, the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our equity incentive plans; and

•	reviewing and making recommendations to the board with respect to director compensation.

The current members of the Compensation Committee are Robert K. Ditmore and David L. Steward. We anticipate that Steve Bartlett will be elected to the Compensation Committee after the Annual Meeting. The Compensation Committee met 3 times during 2003 and acted by written consent 4 times.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the board;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to management succession planning;

•	reviewing and recommending to the board corporate governance principles; and

•	overseeing an annual evaluation of the board’s performance.

The current members of the Nominating and Governance Committee are Robert K. Ditmore, Claire W. Johnson and David L. Steward. The Nominating and Governance Committee met two times during 2003.

Director Candidates

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Secretary, Centene Corporation, 7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process and applying substantially the same criteria as it follows for candidates submitted by others. During the past year, the Nominating and Governance Committee retained a third-party executive recruitment firm, Sathe Executive Search, to assist the Committee members in the process of identifying and evaluating potential nominees for the board.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the board, by following the procedures set forth under “Submission of Future Stockholder Proposals” of this proxy statement.

At the Annual Meeting, stockholders will be asked to consider the election of Steve Bartlett, who has been nominated for election as a director for the first time. Mr. Bartlett was originally proposed to the Nominating and Governance Committee by Sathe Executive Search and the board determined to include him among its nominees.

Communicating with Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chairman of the Nominating and Governance Committee, with the assistance of our chief executive officer, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors, c/o Secretary, Centene Corporation, 7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines addressing, among other things, director qualifications and responsibilities, responsibilities of key board committees, director compensation and management succession. A current copy of the Corporate Governance Guidelines is posted on our website, www.centene.com. In addition, copies of the Corporate Governance Guidelines are available to all stockholders upon request.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we feel the Code of Business Conduct and Ethics will, among other things, focus our board and management on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and generally help foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by the board or a committee of the board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.centene.com. Any future amendments or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on our website. In addition, copies of the Code of Business Conduct and Ethics are available to all stockholders upon request.

Compensation of Directors

For the period from January 1, 2003 through March 31, 2003, directors who were not our employees received a quarterly fee of $2,500, a fee of $2,500 for each regularly scheduled meeting of the board attended in person and $1,000 for each regularly scheduled meeting attended by means of conference telephone call. In addition, each non-employee member of the Audit Committee and the Compensation Committee received $2,000 for each regularly scheduled meeting attended in person and $500 for each regularly scheduled meeting attended by means of conference telephone call.

Commencing April 1, 2003, non-employee directors received a quarterly fee of $5,000 and a fee of $2,500 for each regularly scheduled meeting of the board attended in person and $1,000 for each regularly scheduled meeting attended by means of conference telephone call. In addition, the Chairmen of the Audit Committee, Nominating and Governance Committee and the Compensation Committee each received a quarterly fee of $500, and each member of the Audit Committee, Nominating and Governance Committee and the Compensation Committee (including the Chairmen) received $3,000 for each regularly scheduled meeting attended in person and $500 for each regularly scheduled meeting attended by means of conference telephone call.

Commencing January 1, 2004, non-employee directors receive a quarterly fee of $6,000 and a fee of $3,000 for each regularly scheduled meeting of the board attended in person and $1,200 for each regularly scheduled meeting attended by means of conference telephone call. In addition, the Chairmen of the Audit Committee, Nominating and Governance Committee and the Compensation Committee each receive a quarterly fee of $500, and each member of the Audit Committee, Nominating and Governance Committee and the Compensation Committee receives $3,600 for each regularly scheduled meeting attended in person and $500 for each regularly scheduled meeting attended by means of conference telephone call.

Directors are reimbursed for all reasonable expenses incurred in connection with their service. Directors who are also our employees receive no additional compensation for serving on our board of directors.

In addition, the board has in the past granted and may in the future grant stock options and other equity awards to both employee and non-employee directors under our stock plans. In July 2002, the Compensation Committee granted our non-employee directors stock options to purchase an aggregate of 45,000 shares of our common stock. In May 2003, the Compensation Committee granted one non-employee director stock options to purchase 7,500 shares of our common stock.

Equity Compensation Plan Information

The following table provides information as of March 10, 2004 about the securities authorized for issuance under our equity compensation plans, consisting of our 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan, 2000 Stock Plan, 2002 Employee Stock Purchase Plan and 2003 Stock Incentive Plan.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants And Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	2,664,431	$14.26	1,850,957
Equity compensation plans not approved by stockholders	—	—	—

Totals	2,664,431	$14.26	1,850,957

Audit Committee Report

The board of directors adopted a new written charter for the Audit Committee in March 2004. The Audit Committee reviewed the charter and determined that the charter meets the standards set forth in the applicable regulations of the New York Stock Exchange and the SEC. The charter is attached as Appendix A to this proxy statement.

Management is responsible for the preparation of Centene’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. PricewaterhouseCoopers LLP, as independent auditors for Centene, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and provide independent, objective oversight of these processes. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary and appropriate to each of the matters assigned to it under its charter. The Audit Committee’s duties and responsibilities do not include conducting audits or accounting reviews. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of PricewaterhouseCoopers included in its report on the consolidated financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers to review and discuss all financial statements for the fiscal year ended December 31, 2003 before their issuance and to discuss significant accounting issues. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee has received from and discussed with PricewaterhouseCoopers matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). SAS No. 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires PricewaterhouseCoopers to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of PricewaterhouseCoopers regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

PricewaterhouseCoopers also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors, among other things, annually to:

•	disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence;

•	confirm their perceived independence; and

•	engage in a discussion of independence.

The Audit Committee has discussed with PricewaterhouseCoopers their independence with respect to Centene and concluded that PricewaterhouseCoopers is independent.

Based on its discussions with management and PricewaterhouseCoopers and its review of the representations and information provided by management and PricewaterhouseCoopers, the Audit Committee recommended to Centene’s board of directors that the audited financial statements be included in Centene’s Annual Report on Form 10-K for the year ended December 31, 2003.

By the Audit Committee of the board of directors of Centene Corporation.

AUDIT COMMITTEE

Samuel E. Bradt

Claire W. Johnson

Richard P. Wiederhold

Independent Auditors

The Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent auditors for the year ending December 31, 2004. PricewaterhouseCoopers has served as our independent auditors since June 18, 2002. We expect that representatives of PricewaterhouseCoopers will be present at our Annual Meeting of Stockholders to answer appropriate questions. They will have the opportunity to make a statement if they desire to do so.

On June 18, 2002, our board of directors, upon the recommendation of the Audit Committee, dismissed Arthur Andersen LLP as our independent public accountants and engaged PricewaterhouseCoopers to serve as our independent public accountants for the fiscal year 2002, effective June 18, 2002.

The reports of Arthur Andersen on our consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were those reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2001 and the period ending on June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in conjunction with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year ended December 31, 2001 and through June 18, 2002 neither we, nor anyone acting on our behalf, consulted PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Principal Accountant Fees and Services

The following table discloses the aggregate fees billed by PricewaterhouseCoopers LLP, our independent auditor, for services rendered in 2003 and 2002 ($ in thousands):

	2003	2002
Audit Fees	$671	$231
Audit-Related Fees (1)	104	6
Tax Fees (2)	282	57
All other Fees	—	—

(1) Audit-Related Fees are primarily related to audits of employee benefit plans, acquisition due diligence and internal control reviews.

(2) Tax Fees are primarily related to tax planning and tax compliance.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent auditor during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent auditor. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee. All audit-related fees and tax fees for 2003 and 2002 were pre-approved by the Audit Committee, and no fees were provided under the de minimis exception to the audit committee pre-approval requirements.

Certain Relationships and Related-Party Transactions

ScriptAssist Acquisition

On March 1, 2003, we purchased contract and name rights of ScriptAssist LLC, a medication compliance company, for an aggregate payment of $500,000 in cash. John D. Tadich, our Senior Vice President, Specialty Companies, held membership interests representing approximately 1.5% of the equity of ScriptAssist and was an officer of ScriptAssist before he joined us in October 2002. Mr. Tadich received from ScriptAssist, contemporaneously with the acquisition, $75,000 in cash in payment for services rendered to ScriptAssist prior to October 2002, when Mr. Tadich joined us. The purchase price of the acquired assets was based on our arm’s-length negotiations with the management and principal stockholders of ScriptAssist. Michael F. Neidorff, our President and Chief Executive Officer, Karey L. Witty, our Senior Vice President, Chief Financial Officer and Treasurer, and Alan Sunshine, a consultant to us, acted on our behalf in connection with these negotiations. Mr. Tadich did not participate in the negotiations.

INFORMATION ABOUT EXECUTIVE COMPENSATION

Summary Compensation

Compensation Earned

The following table summarizes the compensation earned during 2003, 2002 and 2001 by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2003. We refer to these five individuals as our named executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)
Michael F. Neidorff President and Chief Executive Officer	2003 2002 2001	$500,000 350,000 315,000	$1,200,000 905,000 275,000	$42,943 9,542 5,331	250,000 75,000 —

Joseph P. Drozda, Jr., M.D. Executive Vice President, Operations	2003 2002 2001	$275,000 225,000 190,000	$140,000 100,000 75,000	$12,394 8,509 5,400	35,000 15,000 —

Daniel R. Paquin Senior Vice President, New Plan Implementation and Development	2003 2002 2001	$285,000 5,000 —	$90,000 15,000 —	$83,409 — —	750 48,000 —

John D. Tadich Senior Vice President, Specialty Companies	2003 2002 2001	$275,000 28,558 —	$90,000 15,000 —	$24,126 12,566 —	— 48,750 —

Karey L. Witty Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2003 2002 2001	$220,000 200,000 175,000	$200,000 150,000 125,000	$10,192 5,486 5,129	25,000 15,000 —

The amounts reflected as “Other Annual Compensation” primarily represent payments under our 401(k) and matching deferred compensation plans, except that Mr. Paquin’s amount for 2003 and Mr. Tadich’s amounts for 2003 and 2002 also include payments for relocation expenses.

Option Grants

The following table summarizes our grants of options to purchase shares of our common stock to the named executive officers during 2003.

Stock Options Granted During 2003

Name	Number of Securities Underlying Option Granted(#)	Percent of Total Options Granted to Employees in Fiscal Year		Exercise or Base Price ($)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
							5%		10%
Michael F. Neidorff	150,000 100,000	15.1 10.0	% %	$ $	27.16 27.95	8/26/13 12/16/13	$ $	2,562,116 1,757,760	$ $	6,492,907 4,454,510

Joseph P. Drozda, Jr., M.D.	10,000 25,000	1.0 2.5	% %	$ $	27.16 27.95	8/26/13 12/16/13	$ $	170,808 439,440	$ $	432,861 1,113,628

Daniel R. Paquin	750	0.1%			$17.40	3/18/13		$8,207		$20,799

John D. Tadich	—	—			$—	—		$—		$—

Karey L. Witty	25,000	2.5%			$27.16	8/26/13		$427,020		$1,082,151

Each option included in the preceding table has an exercise price per share equal to the fair market value per share of our common stock on the date of grant.

The potential realizable values reflected in the preceding table represent hypothetical gains that could be achieved for the options if exercised at the end of their option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date an option was granted to its expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the option holder’s continued employment through the option period, and the date on which the options are exercised.

Option Exercises and Holdings

The following table sets forth information regarding the number and value of exercised and unexercised options held by each of the named executive officers as of December 31, 2003.

Total Option Exercises During 2003 and Year-End Values

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The- Money Options at Fiscal Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael F. Neidorff	67,043	$1,372,273	276,006	349,000	$7,048,061	$1,966,680
Joseph P. Drozda, Jr.	10,500	$156,135	3,000	68,000	$38,610	$733,960
Daniel R. Paquin	—	—	9,600	39,150	$63,360	$261,398
John D. Tadich	—	—	9,749	39,000	$79,552	$318,240
Karey L. Witty	10,000	$252,470	75,500	67,000	$1,981,500	$984,205

Amounts described in the preceding table under the heading “Value of Unexercised In-The-Money Options at Fiscal Year End” are determined by multiplying the number of shares underlying an option by the difference between $28.01, the last reported per share sale price of our common stock on December 31, 2003, and the per share option exercise price.

Stock options that are otherwise unvested may be exercised for shares that are subject to vesting and a repurchase option at the exercise price. Except for 45,000 shares subject to options granted to certain of our directors in 2002 and 2003 and 100,000 shares subject to options granted to our chief executive officer in 2003, all shares subject to options vest ratably over five years. The options granted to certain of our directors in 2002 and 2003 will vest on the date of our 2004 Annual Meeting of Stockholders and the options granted to our chief executive officer in 2003 vest ratably over three years. Fifty percent of the shares underlying options granted under our 1994 Stock Plan, 1996 Stock Plan and 1998 Stock Plan automatically vest in full upon a change of control. Shares underlying options granted under our 1999 Stock Plan, 2000 Stock Plan and 2003 Stock Incentive Plan automatically vest in full upon a change in control.

Employment Agreements

Joseph P. Drozda, Jr. serves as our Executive Vice President, Operations pursuant to an employment agreement dated October 31, 2001. Dr. Drozda has agreed not to disclose confidential information about our business, and not to compete with us during the term of his employment and for nine months thereafter. Dr. Drozda’s employment may be terminated by us for cause or permanent disability. If Dr. Drozda is terminated without cause, he will be entitled to receive one year’s salary continuation and we will be obligated to pay premiums for the health and dental coverage to which he would be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for 12 months. If, after a change in control, Dr. Drozda’s position is eliminated, his salary is reduced or he is asked and refuses to relocate outside of the St. Louis metropolitan area, he will, at his option, upon termination, be entitled to the above benefits, but his one year salary will be paid either in a lump sum or as salary continuance, at his option.

Daniel R. Paquin serves as our Senior Vice President, New Plan Implementation and Development pursuant to an employment agreement dated November 19, 2002. Mr. Paquin has agreed not to disclose confidential information about our business, and has also agreed not to compete with us during the term of his employment and for nine months thereafter. Mr. Paquin’s employment may be terminated by us for cause or permanent disability. If we terminate Mr. Paquin without cause, he will be entitled to receive 39 weeks salary continuation and COBRA coverage for nine months. If, within 24 months after a change in control, Mr. Paquin is involuntarily terminated or voluntarily resigns due to a reduction in his compensation, a material adverse change in his position with us or the nature or scope of his duties or a request that he relocate outside of the St. Louis metropolitan area, he will be entitled to receive 39 weeks salary, either in a lump sum or as salary continuance, at his option, COBRA coverage for 18 months and the use of an outplacement service.

John D. Tadich serves as our Senior Vice President, Specialty Companies pursuant to an employment agreement dated October 31, 2002. Mr. Tadich has agreed not to disclose confidential information about our business, and has also agreed not to compete with us during the term of his employment and for 12 months thereafter. Mr. Tadich’s employment may be terminated by us for cause or permanent disability. If we terminate Mr. Tadich without cause, he will be entitled to receive 52 weeks salary continuation and COBRA coverage for 12 months. If, within 24 months after a change in control, Mr. Tadich is involuntarily terminated or voluntarily resigns due to a reduction in his compensation, a material adverse change in his position with us or the nature or scope of his duties or a request that he relocate outside of the St. Louis metropolitan area, he will be entitled to receive one year’s salary, either in a lump sum or as salary continuance, at his option, COBRA coverage for 18 months and the use of an outplacement service.

Karey L. Witty serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement dated as of January 1, 2001. This agreement had an initial term of one year and renews automatically unless we provide 30 days’ prior written notice of non-renewal. Mr. Witty has agreed not to disclose confidential information about our business, and not to compete with us during the term of his employment and for six months thereafter. Mr. Witty’s employment may be terminated by us for cause or permanent disability. If we terminate Mr. Witty without cause, Mr. Witty will be entitled to receive one year’s salary continuation and COBRA coverage for 12 months. If, after a change in control, Mr. Witty is involuntarily terminated or voluntarily resigns due to a reduction in his compensation, a material adverse change in his position with us or the nature or scope of his duties or a request that he relocate outside of the St. Louis metropolitan area, he will be entitled to receive one year’s salary, either in a lump sum or as salary continuance, at his option, COBRA coverage for 18 months and the use of an outplacement service.

Compensation Committee Report

The Compensation Committee consists entirely of directors who are not officers or employees of Centene or of any of its affiliates. The Compensation Committee establishes the salaries and other compensation for executive officers, including Centene’s chief executive officer and the other named executive officers. The Compensation Committee also administers the stock option and stock purchase plans.

In 2003, the Compensation Committee engaged the services of the Hay Group, an employment compensation consulting firm, to provide advice with respect to the base salaries and bonuses of Centene’s executive officers. The consultants analyzed the compensation levels of executive officers of a peer group of companies for the most recently completed fiscal years and used proprietary valuation methodologies to value the long-term incentive compensation levels of the officers of the companies in the peer group. The consultants then provided statistical information to the Compensation Committee. The Compensation Committee considered this information to be of significant value in reviewing executive compensation for Centene in 2003 and, in particular, establishing bonuses payable for 2003, in order to advance the Compensation Committee’s philosophy of compensating Centene’s executive officers at competitive levels.

Philosophy

The Compensation Committee, composed of two independent directors, administers the executive compensation program. The philosophy of the Compensation Committee as it relates to executive compensation is that the chief executive officer and other executive officers should be compensated at competitive levels sufficient to attract, motivate and retain talented executives who are capable of leading Centene in achieving its business objectives in an industry facing increasing regulation, competition and change, while aligning the compensation of senior management with the long-term interests of stockholders.

Salary

Annual compensation for senior management consists of base salary and, when appropriate, bonus compensation. The minimum base salaries of each named executive officer, other than the chief executive officer, is established by his or her employment agreement described under “Employment Agreements” above. Subject to these minimums, salary levels of executives are reviewed and normally adjusted annually, and any bonuses are normally awarded annually. In determining appropriate salaries, the Compensation Committee considers: (1) the chief executive officer’s recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position and individual performance of each officer, including the chief executive officer; and (3) compensation levels at institutions of comparable size and complexity. The Compensation Committee’s analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives’ base salaries. In 2003, the Compensation Committee also reviewed and considered the base salaries of Centene’s executive officers in light of the base salaries paid to companies in Centene’s peer group, using information provided by the consultants engaged by the Compensation Committee.

Bonuses

The Compensation Committee considers bonus compensation to be a motivational method for encouraging and rewarding outstanding individual performance, as well as the overall performance of Centene. Awards under the bonus plan are recommended to the board of directors by the Compensation Committee based primarily upon: (1) the overall performance of Centene, including Centene’s performance versus its business plan; (2) the performance of the individual officer; and (3) the recommendation of the chief executive officer. In 2003, the Compensation Committee also reviewed and considered bonuses paid to companies in the Centene’s peer group, using information provided by the consultants engaged by the Compensation Committee. The purpose of the bonus plan is to provide a special incentive to each executive to maximize his or her individual performance and the overall performance of Centene. For most senior officers, bonus-to-salary ratios are sufficiently high to provide meaningful incentives to accomplish these objectives. Bonuses are not based upon formulas or other objective criteria. In 2003, the Compensation Committee approved bonuses to executive officers totaling $2,017,000.

Option Grants

The Compensation Committee also considers stock option grants to be an important motivational method for encouraging outstanding performance, especially for senior officers. The Compensation Committee believes that stock options provide management with a direct interest in the value of the common stock of Centene, thus aligning the interests of management with those of stockholders. In 2003, the Compensation Committee granted a total of 383,750 options to purchase Centene common stock to executive officers. In addition, each executive officer holds options to purchase common stock of Centene.

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a publicly traded company for compensation in excess of $1 million paid to the company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, Centene structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Additionally, Centene intends that its Short-Term Executive Compensation Plan, after stockholder approval, will comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under Centene’s stock option plans or its Short-Term Executive Compensation Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of Centene and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

COMPENSATION COMMITTEE

Robert K. Ditmore

David L. Steward

Compensation Committee Interlocks and Insider Participation

During fiscal year 2003, none of our executive officers served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or Compensation Committee. None of the current members of our Compensation Committee has ever been an officer or employee of Centene or any of our subsidiaries.

OTHER MATTERS

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2004 for:

•	each person, entity or group of affiliated persons or entities known by us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers and directors (one of whom is nominated for re-election) and our additional director nominee; and

•	all of our executive officers and directors as a group.

Name and Address of Beneficial Owner	Outstanding Shares	Shares Acquirable Within 60 Days	Total Beneficial Ownership	Percent Ownership
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,057,151	—	2,057,151	10.2
Baron Capital Group, Inc. 767 Fifth Avenue New York, New York 10153	1,743,450	—	1,743,450	8.6
Michael F. Neidorff	96,460	276,006	372,466	1.8
Claire W. Johnson	339,584	11,250	350,834	1.7
Robert K. Ditmore	95,250	54,750	150,000	*
Richard P. Wiederhold	53,417	50,250	103,667	*
Samuel E. Bradt	59,438	35,250	94,688	*
Karey L. Witty	—	83,500	83,500	*
Joseph P. Drozda, Jr.	18,896	13,500	32,396	*
David L. Steward	2,000	7,500	9,500	*
Daniel R. Paquin	—	150	150	*
John D. Tadich	—	—	—	*
John R. Roberts	—	—	—	*
Steve Bartlett	—	—	—	*
All directors and executive officers as a group (16 persons)	696,080	603,456	1,299,536	6.2

*	Represents less than 1% of outstanding shares of common stock.

As of March 10, 2004, there were 20,249,580 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator those shares underlying options beneficially owned by that stockholder that are vested or that will vest within 60 days of March 10, 2004.

Options held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. The address of our officers and directors is in care of Centene Corporation, 7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105.

Mr. Bartlett is a nominee for initial election at the 2004 Annual Meeting.

No director, executive officer, affiliate or owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of such individuals or entities, is a party adverse to us or any of our subsidiaries in any material proceeding or has any material interest adverse to us or any of our subsidiaries.

Information with respect to the outstanding shares beneficially owned by FMR Corp. is based on a Schedule 13G/A filed with the SEC on March 10, 2004 by such firm. FMR Corp. reports that Fidelity Management and Research Company, a subsidiary of FMR Corp., beneficially owns 1,781,451 shares, Fidelity Small Cap Stock Fund beneficially owns 1,270,600 shares, Edward C. Johnson III, owner of a controlling interest in Fidelity Management and Research Company, beneficially owns 1,781,451 shares, Fidelity Management Trust Company, a subsidiary of FMR Corp., beneficially owns 275,700 shares, and Edward C. Johnson III and FMR Corp., owners of a controlling interest in Fidelity Management Trust Company, beneficially own 275,700 shares.

Information with respect to the outstanding shares beneficially owned by Baron Capital Group, Inc. is based on a Schedule 13G filed with the SEC on February 13, 2004 by such firm. Baron Capital Group, Inc. reports that

BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., beneficially owns 1,639,500 shares, Baron Capital Management, Inc., a subsidiary of Baron Capital Capital Group, Inc., beneficially owns 103,950 shares, Baron Growth Fund, investment advisory clients of BAMCO, Inc., beneficially owns 1,500,000 shares, and Ronald Baron, owner of a controlling interest in Baron Capital Group, Inc., beneficially owns 1,743,450 shares.

Shares beneficially owned by Mr. Johnson include 12,000 outstanding shares subject to a repurchase option.

Stock Performance Graph

Our common stock has been listed for trading on the New York Stock Exchange under the symbol “CNC” since October 16, 2003 and on the Nasdaq National Market under the symbol “CNTE” from December 13, 2001 to October 15, 2003. The following graph compares the cumulative total stockholder return on our common stock for the period from December 13, 2001 to December 31, 2003 with the cumulative total return of the New York Stock Exchange Composite Index and a selected industry peer group over the same period. The graph assumes an investment of $100 on December 13, 2001 in our common stock (at the last reported sale price on such date), the New York Stock Exchange Composite Index, the Nasdaq Stock Market – 100 Index and the selected peer group and assumes the reinvestment of any dividends. The industry peer group of companies we selected consists of AMERIGROUP Corporation, Coventry Health Care, Inc., First Health Group Corp. and Oxford Health Plans, Inc. We used the New York Stock Exchange Composite Index as a broad equity market index rather than the Nasdaq Stock Market – 100 Index used in the preceding year. This change was made in conjunction with our listing our common stock on the New York Stock Exchange on October 16, 2003.

	12/13/2001	12/31/2001	12/31/2002	12/31/2003
Centene Corporation	$100	$128	$195	$244
Nasdaq Stock Market – 100 Index	$100	$98	$61	$92
New York Stock Exchange Composite Index	$100	$104	$83	$107
Selected Peer Group	$100	$106	$127	$209

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, executive officers and beneficial owners of more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act to file reports with the SEC detailing their beneficial ownership of our common stock and other equity securities and reporting changes in such beneficial ownership. We are required to disclose any late filings of such reports. To our knowledge, based solely on our review of copies of reports furnished to us and written representations by the persons required to file these reports that no other reports were required, all Section 16(a) filing requirements during 2003 were complied with on a timely basis, except that, due to administrative error, Samuel E. Bradt failed to file a Form 4 on January 6, 2003 reporting the sale of 2,000 shares common stock, David L. Steward failed to file a Form 3 and a Form 4 on May 8, 2003 reporting grants of options to purchase 7,500 shares of common stock and Joseph P. Drozda, Carol E. Goldman, Michael F. Neidorff and Karey L. Witty failed to file Forms 4 on August 28, 2003 reporting grants of options to purchase 10,000, 10,000, 150,000 and 25,000 shares of common stock, respectively. Upon discovery of the errors, these transactions were reported on January 13, 2003, July 24, 2003 and September 3, 2003, respectively.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our 2003 Annual Report to Stockholders may have been sent to multiple stockholders sharing an address unless the stockholders provide contrary instructions. We will promptly deliver a separate copy of either document to you if you call, write or e-mail us at:

Centene Corporation

7711 Carondelet Avenue, Suite 800

St. Louis, Missouri 63105

Attn: Karey L. Witty, Secretary

(314) 725-4477

kwitty@centene.com

If you want to receive separate copies of our proxy statements and annual reports to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or e-mail address.

APPENDIX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Centene Corporation (the “Company”) to assist the Board in monitoring:

•	the integrity of the financial statements of the Company;

•	the qualifications and independence of the independent auditor;

•	the performance of the Company’s internal audit function and the independent auditors; and

•	the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members of the Board of Directors. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

Each member of the Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

Members of the Audit Committee may not receive any compensation from the Company other than compensation received for service to the Board or any of the Board committees.

Committee Authority and Responsibilities

General

The Audit Committee shall have the following authority and responsibilities, together with the specific authority and responsibilities set forth in subsections 3b through 3e of this Charter and with any additional authority or responsibilities delegated to the Audit Committee by the Board from time to time:

•	The Audit Committee shall have the sole authority to retain, evaluate and terminate the independent auditor and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Audit Committee shall consult with management, but shall not delegate these responsibilities to management.

•	The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

•	The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

•	The Audit Committee shall review with the independent auditor:

—	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

—	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

•	The Audit Committee may form and delegate authority to subcommittees when appropriate. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

•	The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company, the Company’s outside counsel or the independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

•	The Audit Committee shall make regular reports to the Board.

•	On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

•	The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Financial Statement and Disclosure Matters

The Audit Committee, to the extent it deems necessary or appropriate, shall:

•	review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Quarterly Report on Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements and management’s discussion and analysis of financial conditions and results of operations;

•	discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or generally accepted accounting principles (GAAP) methods on the Company’s financial statements;

•	review with the independent auditor any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

•	discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

•	discuss with the Company’s management and independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including in particular:

—	the adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

—	the management letter provided by the independent auditor and the Company’s response to that letter; and

—	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

Generally, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee, to the extent it deems necessary or appropriate, shall:

•	review the experience and qualifications of the senior members of the independent auditor team;

•	obtain and review a report from the independent auditor at least annually regarding:

—	critical accounting policies and practices;

—	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

—	other material written communications between the independent auditor and Company management;

—	the auditor’s internal quality-control procedures;

—	any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and

—	all relationships between the independent auditor and the Company, including resolution of disagreements between management and the independent auditor regarding financial reporting.

•	at least annually, evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor; and present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor;

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission of concerns by employees of the Company regarding questionable accounting or auditing matters;

•	approve in advance all audit services and permitted non-audit services (including tax services) by the independent auditors, provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules;

•	consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or even the independent auditing firm itself on a regular basis;

•	recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account;

•	discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency;

•	meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit; and

•	review and approve all related party transactions.

Oversight of the Company’s Internal Audit Function

The Audit Committee, to the extent it deems necessary or appropriate, shall:

•	review the appointment and replacement of the senior internal auditing executive;

•	review the significant reports to management prepared by the internal auditing department and management’s responses; and

•	discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

•	obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated;

•	obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics; review reports and disclosures of insider and affiliated party transactions; and advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics;

•	discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies; and

•	discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the authority and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

CENTENE CORPORATION

PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Michael F. Neidorff, Karey L. Witty, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Centene Corporation, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of Centene Corporation, to be held at The Ritz-Carlton, 100 Carondelet Ave., St. Louis, Missouri 63105, on Tuesday, May 4, 2004, at 10:00 a.m., central daylight savings time, and at any adjournments thereof.

If both of the above named Proxies shall be present in person or by substitution at such meeting or at any adjournment thereof, then both of said Proxies shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

< FOLD AND DETACH HERE <

You can now access your Centene Corporation account online.

Access your Centene Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Centene Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS III DIRECTORS Nominees — 01 Steve Bartlett 02 Richard P. Wiederhold	FOR the nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐	2.	PROPOSAL TO APPROVE CHARTER AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK. The Board of Directors recommends a vote FOR proposal 2.	☐	☐	☐
	(To withhold authority to vote for one individual nominee, write the name of the nominee on the line provided below.)			3.	OTHER BUSINESS: In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting
	The Board of Directors recommends a vote FOR all director nominees.				Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials,statements, tax documents and other important shareholder correspondence.

CONFIDENTIAL VOTE REQUESTED:	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature	Signature	Date

Please sign exactly as name appears above and to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é    FOLD AND DETACH HERE    é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/cnc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.